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                                    EXHIBIT 4

                                 FIRST AMENDMENT
                                       TO
                               CELERON CORPORATION
                              EMPLOYEE SAVINGS PLAN
                          (JANUARY 1, 1997 RESTATEMENT)

         The Celeron Corporation Employee Savings Plan (the "Plan"), originally established effective as of April 1, 1985, and amended and restated most recently as of January 1, 1997, is hereby further amended, effective as of July 31, 1998, by the addition of new Article XXII to the Plan, in the form attached hereto and made a part hereof.


                             -         -         -


              EXECUTED at Akron, Ohio, this 30th day of July, 1998.



                                         CELERON CORPORATION

                                         BY: /s/ Richard W. Hauman
                                            ----------------------------------
                                             Richard W. Hauman, Vice President



Attest:

    /s/ James Boyazis
----------------------------------------
    James Boyazis, Assistant Secretary




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                                  ARTICLE XXII

                               CELERON CORPORATION
                              EMPLOYEE SAVINGS PLAN

                              PROVISIONS APPLICABLE
                               AFTER JULY 31, 1998


22.1     Eligibility to Participate.
         ---------------------------

         Notwithstanding anything to the contrary contained in the Plan, an Employee, or any other person, who was not a Participant under the Plan on July 31, 1998, shall not be eligible to become a Participant under the Plan after July 31, 1998.

22.2     Contributions.
         --------------

         Notwithstanding anything to the contrary contained in the Plan, after July 31, 1998, (a) a Participant shall not have any right to have Tax-Deferred Contributions made to the Plan on his behalf, except for Tax-Deferred Contributions resulting from salary reduction amounts with respect to Compensation paid to the Participant on or before July 31, 1998, (b) a participant shall not have the right to make After-Tax Contributions to the Plan, and (c) the Company shall not have any liability to make further Matching Employer Contributions under the Plan, except for the Matching Employer Contribution for the period ending July 31, 1998.

22.3     Vesting.
         --------

         Notwithstanding anything to the contrary contained in the Plan, the account balance of each Participant under the Plan on July 31, 1998, shall be 100% vested and non-forfeitable.